UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2015

Houlihan Lokey, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-205610	95-2770395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd., 5th Floor Los Angeles, CA	90067
(Address of Principal Executive Offices)	(Zip Code)

(310) 553-8871

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

On August 18, 2015, Houlihan Lokey, Inc. (the “Company”) entered into the Voting Trust Agreement (the “Voting Trust Agreement”), by and among the Company, the holders of shares of Class B common stock party thereto (the “HL Holders”), and each trustee named therein (collectively, the “Trustees”).

On August 28, 2015, the Company and the Trustees entered into an amendment to the Voting Trust Agreement (“Amendment No. 1 to the Voting Trust Agreement”) pursuant to which (i) any additional voting securities of the Company received by any HL Holder party to the Voting Trust Agreement (other than in connection with acquisition of the Company’s voting securities on the open market) during the term of the Voting Trust Agreement shall be deposited in trust with the Trustees, pursuant to the terms of the Voting Trust Agreement and (ii) in connection with future equity grants to employees of the Company or any of its subsidiaries who are not party to the Voting Trust Agreement, such employees may become a party to the Voting Trust Agreement under certain circumstances and deposit such equity grants into the voting trust formed pursuant to the Voting Trust Agreement.

The full text of Amendment No. 1 to the Voting Trust Agreement is filed herewith as Exhibit 9.1 to this Current Report on Form 8-K. The description of the Amendment No. 1 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
9.1	Amendment No. 1 to the Voting Trust Agreement, dated as of August 28, 2015, by and among the Company and the Trustees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOULIHAN LOKEY, INC.

By:	/s/ J. Lindsey Alley

Name:	J. Lindsey Alley

Title:	Chief Financial Officer

Date: August 28, 2015

INDEX TO EXHIBITS

Exhibit No.	Description
9.1	Amendment No. 1 to the Voting Trust Agreement, dated as of August 28, 2015, by and among the Company and the Trustees.